As filed with the Securities and Exchange Commission on July 30, 2026

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0450450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 President Clinton Ave., Ste 300

Little Rock, AR 72201

(501) 205-8508

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wallace D. Ruiz

Chief Financial Officer

500 President Clinton Ave., Ste 300

Little Rock, AR 72201

(501) 205-8508

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeremy D. Siegfried, Esq.

Porter Wright Morris & Arthur LLP

41 South High Street, Suite 2800

Columbus, Ohio 43215

(614) 227-2000

jsiegfried@porterwright.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2026

PROSPECTUS

Up to 6,086,069 Shares of Common Stock

This prospectus relates to the offering and resale by the Selling Stockholders identified herein of up to an aggregate of 6,086,069 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 2,968,814 shares of Common Stock issuable upon the exercise of Class A Common Stock Purchase Warrants (the “Class A Warrants”), (ii) 2,968,814 shares of Common Stock issuable upon the exercise of Class B Common Stock Purchase Warrants (the “Class B Warrants”), and (iii) 148,441 shares of Common Stock issuable upon the exercise of placement agent warrants issued to Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) in connection with the Prior Offering (as defined below) (the “Placement Agent Warrants”). The Class A Warrants, the Class B Warrants, and the Placement Agent Warrants are collectively referred to herein as the “Common Warrants.” The shares of Common Stock issuable upon exercise of the Common Warrants are referred to herein as the “Warrant Shares.”

The Class A Warrants and the Class B Warrants were sold to a Selling Stockholder in a private offering and concurrent registered direct offering of common stock and pre-funded warrants that closed on July 1, 2026 (the “Prior Offering”), and the Placement Agent Warrants were issued to the Placement Agent in connection with the closing of the Prior Offering.

We are registering the resale of the Warrant Shares pursuant to our obligations in connection with the Prior Offering. We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Common Warrants.

Our Common Stock is listed on the NYSE American LLC under the symbol “INUV.” The last reported sale price of our Common Stock on July 29, 2026 was $0.9314 per share. This price will fluctuate based on the demand for our Common Stock. The Common Stock offered by this prospectus may also be offered by the Selling Stockholders to or through underwriters, dealers, or other agents, directly to investors, or through any other manner permitted by law, on a continued or delayed basis. We provide additional information about how the Selling Stockholder may sell its shares of Common Stock in the section entitled “Plan of Distribution” beginning on page 10 of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” in the section entitled “Risk Factors” on page 6 of this prospectus for a discussion of certain risk factors that should be considered by prospective purchasers of the Common Stock offered under this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2026.

ii

Unless the context otherwise requires, we use the terms “we,” “us,” “the Company,” “Inuvo” and “our” refer to Inuvo, Inc., a Nevada corporation, and its subsidiaries.

iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this Registration Statement on Form S-3 and the information incorporated herein by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” “should,” “predict,” “potential,” “continue,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

•	a decline in general economic conditions;
•	decreased market demand for our products and services;
•	customer revenue concentration;
•	our ability to meet required redemption or repayment obligations under our outstanding debt instruments;
•	risks associated with customer collections;
•	seasonality impacts on financial results and cash availability;
•	dependence on advertising suppliers;
•	the ability to acquire traffic in a profitable manner;
•	the ability to attract and retain talented employees;
•	failure to keep pace with technological changes;
•	interruptions within our information technology infrastructure;
•	dependence on key personnel;
•	regulatory and legal uncertainties;
•	failure to comply with privacy and data security laws and regulations;
•	third party infringement claims;
•	publishers who could fabricate fraudulent clicks;
•	the ability to continue to meet the NYSE American listing standards;
•	the impact of quarterly results on our common stock price;
•	dilution to our stockholders upon the exercise of outstanding restricted stock unit grants and warrants; and
•	our ability to identify, finance, complete and successfully integrate future acquisitions.

These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s past results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Actual results may differ materially. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described in “Risk Factors” and elsewhere in this prospectus, and may also be found in an accompanying prospectus supplement and in information incorporated by reference.

You should read this prospectus, the documents that we filed as exhibits to the registration statement of which this prospectus is a part and the documents that we incorporate by reference in this prospectus completely and with the understanding that our future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements, and we assume no obligation to update these forward-looking statements publicly for any reason.

1

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the heading “Risk Factors” included herein. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or refer to Inuvo, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Company

Inuvo is a market leader in generative artificial intelligence for modeling media audiences. As a leading provider of AI-driven data and advertising technology solutions, we have successfully commercialized a proprietary, patented large language model (LLM) that identifies and actions the reasons why consumers are interested in products, services, or brands - rather than who they are - offering a high-performance, privacy-by-design solution for the modern advertising landscape.

Intelligence for the Agentic Era. As the industry moves toward “agentic” systems - where autonomous AI agents increasingly handle the planning and execution of media tasks – we are uniquely positioned as a critical, media audience decisioning layer. Unlike legacy systems that rely on static historical data or consumer IDs (cookies), our technology provides the real-time, intent-based reasoning required for autonomous media planning and activation. By serving as the neural network for these adaptive systems, we enable brands to move from traditional audience targeting to dynamic model planning & activation.

Our core competitive advantage lies in intent discovery. While the programmatic industry has traditionally relied on reaching known users based on past behavior, our AI discovers new, high-value audiences as their motivations form.

This intelligence is delivered through a suite of advanced visualization and compliance tools:

•	Our flagship proprietary AI, IntentKey®, analyzes live content consumption across the open web, mapping human motivation to a concept graph of over 25 million ideas. This allows us to predict purchase intent with precision, often identifying emerging audience shifts 24 hours before they become competitive in the open market. This, in turn, delivers targeting leverage that translates to superior supply/demand yields within bid streams. Speed of insight-to-execution is our competitive advantage. IntentKey delivers value from intent signals in-the-moment and unlocks superior ROAS (return on ad spend) by matching high yield ad inventories in the bid stream before competitors have even identified consumer intent.
•	IntentPath: A first-of-its-kind visualization that allows marketers to see “intent-in-motion,” mapping the real-time journey from initial discovery to final purchasing decision.
•	Ranger: An AI-powered quality assurance feature within our Campsight system that ensures ad creatives remain consistent, accurate and compliant across digital networks.

Inuvo delivers these capabilities through two primary business channels:

•	Audience Modeling (formerly Agencies and Brands): Managed and self-service offerings that utilize Inuvo’s intelligence layer for precision audience discovery and brand-safe activation across CTV, Video, Audio, Native, and Display channels.
•	Legacy Search (formerly Platforms): Inuvo provides strategic integrations for large consolidators of advertising demand. This business is optimized to prioritize advertising quality, scalability, and compliance, leveraging AI to align merchant messaging with online content in a durable, defensible manner.

Our competitive moat and intellectual property are protected by 15 issued and three pending patents issued by the United States Patent and Trademark Office. Our IP portfolio includes patents, trade secrets and trademarks. We actively seek to protect our IP rights and to deter unauthorized use of our IP and other assets. While our IP rights are important to our success, our business is not significantly dependent on any single patent, trademark, or other IP rights.

2

Recent Developments

Non-Dilutive Financing

On June 29, 2026, the Company entered into and closed a note purchase agreement to which Inuvo issued two secured promissory notes: (i) a promissory note in the original principal amount of $4.142 million carrying an interest rate of 9.0% and an original issue discount of $342,000, and (ii) a promissory note in the original principal amount of $6.2 million carrying an interest rate of 5% with no original issue discount. The aggregate gross proceeds to the Company from the promissory notes was $10 million, of which $3.8 million was received immediately upon closing and the remaining $6.2 million was placed into a collateralized deposit account, $1.2 million of which will be released upon completion of the registered direct offering described below and the remaining to be released upon compliance with terms of the financing. These funds were used to retire the Company’s outstanding convertible promissory notes, including accrued interest totaling approximately $2.8 million, and replace them with longer-term financing. In addition, the transaction also repaid and terminated the Company’s receivables-based credit facility. Following the closing of the transaction, Inuvo has no outstanding convertible debt and no amounts outstanding under its prior receivables-based credit facility. Inuvo intends to use the remaining net proceeds for working capital purposes.

Significant Business Trends

Our business results have been, or are expected to be, impacted by several trends and strategic activities, which are described below. We expect that the trends described below may continue to impact our results of operations, cash flows, and financial position.

Forces Impacting the Industry

The digital advertising industry in which we operate is experiencing structural change driven by privacy-related regulation, browser and platform policy changes, and changing consumer behaviors, particularly as it relates to consumer use of artificial intelligence in information-gathering. These factors have, among other things, led to a wider distribution of consumer intent signals across media platforms and has reduced availability and utility of third-party cookies and other persistent identifiers that are used by legacy advertising technology platforms to ensure advertising alignment and yield a return on investment for advertisers. As a result, there has been an adverse impact on the entire search ecosystem.

In addition, the industry has experienced an increase in sophisticated technologies, often nefarious, that have allowed lower quality traffic to masquerade as legitimate, high-intent consumer demand. This has further driven technology companies that control search engines, browsers, and other technologies, to strengthen compliance requirements for their digital advertising partners to improve the integrity of online traffic.

Inuvo Response

In response to the systemic industry changes above, we have taken the following actions:

Bonfire platform reset. In response to more stringent compliance requirements, including changes in the Google ecosystem which have suppressed revenue per click (RPC), and as a result of the detection of lower quality traffic on our systems, we developed and deployed an AI compliance system (Ranger) to not only enforce our partners’ stricter standards, but to reveal quality differences that had previously been difficult to detect at scale. While this allowed us to take action against bad actors, it also necessitated that we intentionally constrain Bonfire-related revenue in order to have clearer visibility and insight into traffic quality (Bonfire Reset). As a result, revenue from our Legacy Search business was lower year-over-year beginning in late fourth quarter 2025 and continued to be lower year-over-year in the first quarter of 2026. As our Legacy Search business generates a higher gross margin and lower operating margin compared to the Audience Modeling business, lower revenue from Legacy Search has also constrained our consolidated gross margins. We have taken, and continue to take, steps to lower costs in our Legacy Search business, including reducing headcount. We currently expect this business to recover gradually as the year progresses, but there can be no guarantees that it will fully recover.

3

Investment focus on IntentKey. We believe IntentKey is positioned to benefit from the aforementioned industry shifts because it is designed to operate as a privacy-safe decisioning layer that does not rely on cookies or persistent identifiers. We further believe that the adoption of autonomous and AI-enabled workflows may increase demand for algorithmic software, like IntentKey, that can translate intent signals into real-time activation across programmatic environments. As a result, we are focused on growing and enhancing the IntentKey AI product. To the extent we are successful in accelerating IntentKey revenue and that IntentKey becomes a larger portion of our overall revenue mix, we expect that direct operating margins will also increase, as Audience Modeling has historically yielded higher direct operating margins than our Legacy Search business.

Additional Information

Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 5, 2026, and our other subsequent filings with the SEC for additional information about our business, operations and financial condition.

Corporate Information

The Company was incorporated under the laws of the State of Nevada in October 1987 and originally operated within the oil and gas industry. This endeavor was not profitable, and as a result from 1993 to 1997 the Company had essentially no operations. In 1997, the business was reorganized and through 2006 several companies were acquired from within the advertising and internet marketing industry. In 2009, following the weakness in the economy, a new team was called in to assess the array of businesses that had been acquired in the preceding years and as a result between 2009 and 2011, that team sold and/or retired eleven businesses as a part of the restructuring that became the foundation of Inuvo, Inc.

Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201, and our telephone number is (501) 205-8508. Our fiscal year end is December 31. We maintain a corporate website at www.inuvo.com. Except as specifically set forth herein, the information which appears on our website at www.inuvo.com is not a part of the prospectus or this prospectus supplement.

4

THE OFFERING

Issuer	Inuvo, Inc.

Common Stock offered by the Selling Stockholders

Up to 6,086,069 shares of our Common Stock, consisting of (i) 2,968,814 shares issuable upon the exercise of Class A Warrants, (ii) 2,968,814 shares issuable upon the exercise of Class B Warrants, and (iii) 148,441 shares issuable upon the exercise of Placement Agent Warrants.

Common Stock outstanding prior to the offering	16,483,079 shares of Common Stock.(1)

Common Stock to be outstanding after this offering	22,569,148 shares of Common Stock, assuming all of the Common Warrants are exercised.

NYSE American symbol	INUV

Use of proceeds

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders; however if all of the Common Warrants are exercised for cash, we would receive gross proceeds of approximately $7.8 million. See section entitled “Use of Proceeds”.

Risk factors

Investing in our securities involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 6 before deciding to invest in our securities.

(1)	The number of shares of our common stock outstanding before and after this offering is based on 16,483,079 shares of common stock outstanding as of July 23, 2026, and excludes:

	●	1,337,693 shares of our common stock underlying pre-funded warrants to purchase shares of our common stock at $0.001 per share;

	●	652,970 shares of our common stock underlying outstanding restricted stock units;

	●	10,700 shares of our common stock underlying outstanding warrants; and

	●	886,497 additional shares of our common stock reserved for future issuance under our equity incentive plans.

5

RISK FACTORS

Before you invest in our securities, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. Our securities are speculative, and you should not make an investment in the Company unless you can afford to bear the loss of your entire investment. Prior to making a decision about investing in our Common Stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as updated by our subsequent filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. Before you decide whether to invest in our securities, you should carefully consider these risks and uncertainties, together with all of the other information included in or incorporated by reference into this prospectus. The risks and uncertainties identified are not the only risks and uncertainties we face. If any of the material risks or uncertainties that we face were to occur, you could lose part or all of your investment.

Risks Related to this Offering

The issuance of our Common Stock upon exercise of the Common Warrants may cause dilution and the sale of the shares of Common Stock acquired by the Selling Stockholders, or the perception that such sales may occur, could cause the price of our Common Stock to decrease.

The shares of our Common Stock that may be issued pursuant to the exercise of the Common Warrants and the sale of such shares may cause the trading price of our Common Stock to decrease.

Further, we are not restricted from issuing additional securities in the future, including our Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our Common Stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders.

The Selling Stockholders may choose to sell the shares at prices below the current market price.

The Selling Stockholders are not restricted as to the prices at which they may sell or otherwise dispose of the shares covered by this prospectus. Sales or other dispositions of the shares below the then-current market price could adversely affect the market price of our Common Stock.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We have never paid a dividend on our common stock. The determination of whether to pay dividends on our common stock in the future will depend on several factors, including without limitation, our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorizes the issuance of up to 500,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

6

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We have financed our acquisitions and the development of strategic relationships by issuing equity securities and may continue to do so in the future, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, our Common Stock price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by many factors, including without limitation, the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our Common Stock.

Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our agreements with distribution partners and key customers do not require minimum levels of usage or payments, and our revenues therefore fluctuate based on the actual usage of our service each quarter by existing and new distribution partners. Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

•	our ability to attract new distribution partners, including the length of our sales cycles, or to sell increased usage of our service to existing distribution partners;

•	technical difficulties or interruptions in our services;

•	changes in privacy protection and other governmental regulations applicable to our industry;

•	changes in our pricing policies or the pricing policies of our competitors;

•	the financial condition and business success of our distribution partners;

•	purchasing and budgeting cycles of our distribution partners;

7

•	acquisitions of businesses and products by us or our competitors;

•	competition, including entry into the market by new competitors or new offerings by existing competitors;

•	discounts offered to advertisers by upstream advertising networks;

•	our history of litigation;

•	our ability to hire, train and retain sufficient sales, client management and other personnel;

•	timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors;

•	concentration of marketing expenses for activities such as trade shows and advertising campaigns;

•	expenses related to any new or expanded data centers; and

•	general economic and financial market conditions.

THE OFFERING

This prospectus relates to the offering and resale by the Selling Stockholders identified herein of up to an aggregate of 6,086,069 shares of the Company’s Common Stock, consisting of (i) 2,968,814 shares of Common Stock issuable upon the exercise of the Class A Warrants, (ii) 2,968,814 shares of Common Stock issuable upon the exercise of Class B Warrants, and (iii) 148,441 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

We are registering the resale of the Warrant Shares pursuant to our obligations in connection with the Prior Offering. We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Common Warrants.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. All net proceeds from the sale of the shares of Common Stock offered by this prospectus will be received by the Selling Stockholders. We will receive proceeds from the cash exercise of the Common Warrants. Assuming all of the Common Warrants are exercised for cash, we would receive gross proceeds of approximately $7.8 million. See sections entitled “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders identified in the table below of up to an aggregate of 6,086,069 shares of Common Stock issuable upon the exercise of the Common Warrants. For additional information regarding the issuance of the Common Warrants, see “The Offering.”

The table below sets forth certain information, to our knowledge, regarding the beneficial ownership of our Common Stock by the Selling Stockholders as of July 23, 2026, and the shares of Common Stock being offered by the Selling Stockholders pursuant to this prospectus. The information in the table below with respect to the Selling Stockholders has been obtained from the respective Selling Stockholders or is based on the Company’s books and records. When we refer to the “Selling Stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the Selling Stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, transferees or other successors-in-interest.

8

Because the Selling Stockholders may sell all, some or none of their shares of Common Stock, we cannot estimate the number of shares of Common Stock that will be held by the Selling Stockholders upon completion of this offering. The fourth column assumes the sale of all shares offered by each Selling Stockholder pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any Selling Stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to	Shares of Common Stock Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	this Prospectus(1)	Number	Percentage

Armistice Capital Master Fund Ltd.(3)	8,645,543	5,937,628	2,707,915	9.9%
Ladenburg Thalmann & Co. Inc.(4)	148,441	148,441	--	*

*	Denotes less than 1.0%

(1)

The number of shares of our common stock under “Maximum Number of Shares of Common Stock Being Offered” represents all of the shares of our Common Stock issuable upon the exercise of the Common Warrants held by a Selling Stockholder that a Selling Stockholder may offer and sell from time to time under this prospectus, without giving effect to the beneficial ownership limitations described herein. The shares of Common Stock issuable upon the exercise of the Common Warrants will become eligible for sale by the Selling Stockholders under this prospectus only when such warrants are exercised. We cannot predict when or whether any of the Selling Stockholders will exercise their Common Warrants.

(2)

We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, each Selling Stockholder exercises all of their Common Warrants, and none of the shares covered by this prospectus will be held by the Selling Stockholders.

(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,370,222 shares of Common Stock, (ii) 1,337,693 shares of Common Stock underlying the Pre-Funded Warrants, (iii) 2,968,814 shares of Common Stock underlying Class A Warrants, and (iv) 2,968,814 shares of Common Stock underlying Class B Warrants held by Armistice Capital Fund, Ltd. The securities are held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Pre-Funded Warrants, Class A Warrants and Class B Warrants are subject to beneficial ownership limitation of 4.99% (9.99% for the Pre-Funded Warrants or at such stockholder’s election), which such limitation restricts such Selling Stockholder from exercising that portion of such warrants that would result in such Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The share amounts shown do not account for such beneficial ownership limitations. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 148,441 shares of Common Stock underlying the Placement Agent Warrants held by Ladenburg Thalmann & Co. Inc. The selling shareholder is a registered broker-dealer and acted as the placement agent in the Offering. The address of Ladenburg Thalmann & Co. Inc. is 640 Fifth Avenue, 4th Floor, New York, NY 10019.

9

PLAN OF DISTRIBUTION

The Selling Stockholders, which includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the 1933 Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.

10

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the 1933 Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the 1933 Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the 1933 Act).

DIVIDEND POLICY

We have not declared or paid cash dividends on our Common Stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Even if our board of directors (“Board”) decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. While our Board will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Porter Wright Morris & Arthur LLP, 41 South High Street, Columbus, Ohio, 43215.

EXPERTS

The consolidated balance sheets of Inuvo, Inc. as of December 31, 2025 and 2024, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

11

INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 5, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 as filed with the SEC on May 14, 2026; and

•

our Current Reports on Form 8-K dated June 29, 2026 (filed July 1, 2026), June 18, 2026 (filed June 23, 2026), March 31, 2026 (filed April 3, 2026), February 17, 2026 (filed February 17, 2026), February 2, 2026 (filed February 2, 2026), January 23, 2026 (filed January 28, 2026), and January 14, 2026 (filed January 15, 2026).

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (501) 205-8508 or by writing us at the following address:

Inuvo, Inc.

500 President Clinton Boulevard, Suite 300

Little Rock, Arkansas 72201

Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement on the SEC’s website at www.sec.gov or through the Investor Relations page of our website. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

12

Up to 6,086,069 Shares of Common Stock

Offered by Selling Stockholders

PROSPECTUS

_______________________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, in connection with the sale of our securities being registered, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration and filing fee	$775
Legal fees and expenses	5,000
Accounting fees and expenses	2,000
EDGAR fees and printing costs	1,000
TOTAL	$8,775

We have agreed to pay the foregoing expenses and we will not be seeking reimbursement from the Selling Stockholder.

Item 15. Indemnification of Directors and Officers.

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of Inuvo, Inc. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

II-1

Item 16. Exhibits.

No.	Exhibit Description	Form	Date Filed	Number	Filed or Furnished Herewith
3(i).1	Articles of Incorporation, as amended	10-KSB	3/1/04	4
3(i).2	Amended to Articles of Incorporation filed March 14, 2005	10-KSB	3/31/06	3.2
3(i).3	Articles of Merger between Inuvo, Inc. and Kowabunga! Inc.	8-K	7/24/09	3.4
3(i).4	Certificate of Change Filed Pursuant to NRS 78.209	8-K	12/10/10	3(i).4
3(i).5	Certificate of Merger as filed with the Secretary of State of Nevada on February 29, 2012	10-K	3/29/12	3(i).5
3(i).6	Articles of Amendment to Amended Articles of Incorporation as filed on February 29, 2012	10-K	3/29/12	3(i).6
3(i).7	Articles of Amendment to Amended Articles of Incorporation as filed on October 31, 2019	10-Q	5/15/20	3(i).7
3(i).8	Certificate of Validation of Amendment to Amended Articles of Incorporation as filed October16, 2020.	10-Q	11/9/20	3(i).8
3(i).9	Articles of Amendment to Articles of Incorporation as filed January 7, 2021	10-K	2/11/21	3(i).9
3(i).10	Articles of Amendment to Articles of Incorporation as filed on August 19, 2021	10-Q	11/12/21	3(i).10
3(ii).1	Second Amended and Restated By-Laws	8-K	5/22/23	3(ii).1
5.1	Opinion of Porter Wright Morris & Arthur LLP				Filed
10.1*	Securities Purchase Agreement, dated June 30, 2026	8-K	7/1/26	10.1
10.2*	Form of Pre-Funded Warrant	8-K	7/126	10.2
10.3*	Form of Class A Common Warrant	8-K	7/1/26	10.3
10.4*	Form of Class B Common Warrant	8-K	7/1/26	10.4
10.5*	Placement Agent Agreement, date June 30, 2026	8-K	7/1/26	10.5
10.6*	Form of Placement Agent Warrant	8-K	7/1/26	10.6
23.1	Consent of EisnerAmper LLP				Filed
23.2	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5.1)				Filed
24.1	Power of Attorney (included on signature page of registration statement)				Filed
107	Filing Fee Table				Filed

* Certain of the schedules, exhibits or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. A copy of any omitted schedule, exhibit or similar attachment will be furnished to the SEC upon request.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-2

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-3

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas on July 30, 2026.

Inuvo, Inc.

By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Buchner and Wallace D. Ruiz, or either of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3 registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ Robert C. Buchner	Chairman of the Board of Directors and Chief Executive Officer	July 30, 2026
Robert C. Buchner	(Principal Executive Officer)

/s/ Wallace D. Ruiz	Chief Financial Officer (Principal Financial and Accounting officer)	July 30, 2026
Wallace D. Ruiz

/s/ Jonathon Bond	Director	July 30, 2026
Jonathon Bond

/s/ Gordon J. Cameron	Director	July 30, 2026
Gordon J. Cameron

/s/ Richard K. Howe	Director	July 30, 2026
Richard K. Howe

/s/ Sanja Partalo	Director	July 30, 2026
Sanja Partalo

II-5